Exhibit 99.2

Confidential

Settlement Communication Subject to FRE 408, TRE 408 and TCPRC 154.073

Term Sheets

	Company Proposal (November 22, 2017)	Counter Proposal (November 28, 2017)
Structure / Implementation	• Fully consensual transaction	• Fully consensual transaction with option for stapled pre-packaged chapter 11 (PSA/RSA)

ABL	• Remains outstanding and / or refinanced at closing	• Remains outstanding and / or refinanced at closing

Term Loans and PGNs	• Debt Consideration • $[7.0]bn new debt at recapitalized iHeart • [5-7] year maturity • Collateral in substantially all assets of recapitalized iHeart

•    Debt Consideration

•    $5.75bn new debt at recapitalized iHeart, less new debt at recapitalized iHeart issued to 2018 & 2027 Legacy Notes

•    5-7 year maturity

•    Collateral in substantially all assets of recapitalized iHeart

	• Equity Consideration • [87.5]% equity in recapitalized iHeart • [87.5]% of iHeart’s ownership in Outdoor(1)	• Equity Consideration • 95.3% equity in recapitalized iHeart • 100.0% of iHeart’s ownership in Outdoor(1)

2018 & 2027 Legacy Notes	• $[300]mm senior debt • New debt will be pari passu with new senior debt issued to the Term Loans and PGNs	• $72mm new debt at recapitalized iHeart, pari passu with TLs + PGNs new debt • 1.2% equity in recapitalized iHeart

10% Notes due 2018	• Outstanding balance paid	• 0.5% equity in recapitalized iHeart

14% Notes due 2021	• $[250]mm junior debt	• 2.0% equity in recapitalized iHeart • 10.0% Warrants struck at equity value of $6.5bn (par plus accrued interest)(2)

Existing IHM Equity	• [12.5]% equity in recapitalized iHeart • [12.5]% of iHeart’s ownership in Outdoor(1)	• 1.0% equity in recapitalized iHeart • 10.0% Warrants struck at equity value of $8.3bn (par plus accrued interest)(2)

Management	• MIP to be negotiated	• MIP to be negotiated

Other	• Full and mutual releases

•    Full and mutual releases

•    Sponsor-held Term Loans and PGNs receive pro rata share of consideration offered to Non-Sponsor Held Term Loans & PGNs

•    Intercompany debt to be resolved in a manner satisfactory to the consenting PGN holders and Term Lenders

Note: Tax analysis of proposed structure is still under review by Kirkland & Ellis and the Company.

(1)	Reflects iHeartMedia’s ownership in Outdoor (e.g., 100% = 89.5% direct ownership). Assumes public stub remains outstanding.
(2)	Amount estimated as of December 31, 2017. To be adjusted upward as of the closing date of the transaction.